UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018 (September 18, 2018)

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 20, 2018, the Company’s Board of Trustees approved a change in the Company’s fiscal year-end from April 30 to December 31. The Company will file a transition report on Form 10-K for the period ended December 31, 2018, in accordance with SEC rules and regulations. All subsequent fiscal years for the Company will be from January 1 to December 31, beginning in 2019.
The Company’s Board of Trustees also approved amendments to the Bylaws to delete references to the Vice Chairman of the Board and to eliminate the requirement that the annual meeting of shareholders be held within six months of fiscal year-end. The Board also approved certain other clarifying changes to the Bylaws. In accordance with SEC regulations, the amended Bylaws will be filed in connection with the Company’s next Quarterly Report on Form 10-Q.
Item 5.07                          Submission of Matters to a Vote of Security Holders.
On September 18, 2018, the Company held its 2018 Annual Meeting of Shareholders (the "Annual Meeting").  As of July 23, 2018, the record date for holders of common shares of beneficial interest (“common shares”) entitled to vote at the Annual Meeting, there were 119,393,184 common shares outstanding and entitled to vote at the Annual Meeting.  Of the common shares entitled to vote, 96,470,257, or approximately 80.80% of the common shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Declaration of Trust.  There were three matters presented and voted on at the Annual Meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 –Election of eight nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
				29,107,499
Jeffrey P. Caira	65,813,783	1,320,665	228,310
Michael T. Dance	66,073,067	1,063,136	226,555
Mark O. Decker, Jr.	65,834,727	1,301,039	226,992
Emily Nagle Green	65,891,902	1,222,499	248,537
Linda J. Hall	64,525,127	2,606,994	230,637
Terrance P. Maxwell	65,246,376	1,890,840	225,542
John A. Schissel	66,051,305	1,085,807	225,646
Mary J. Twinem	65,920,123	1,230,133	212,502
The shareholders elected all eight of the nominees as trustees.

Proposal 2 –Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	64,350,254	2,503,795	508,709	29,107,499
The shareholders approved the non-binding advisory resolution on executive compensation.

Proposal 3 –Ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2019.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	95,392,790	532,796	544,671	0
The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

Item 7.01.    Regulation FD Disclosure.
On September 20, 2018, IRET issued a press release announcing the change in the Company’s fiscal year-end. The press release announcing this change is attached hereto as Exhibit 99.1.
The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
3.1	Amendments to the Bylaws.
99.1	Press Release dated September 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: September 20, 2018	By:/s/ Mark O. Decker, Jr. Mark O. Decker, Jr. President and Chief Executive Officer